Exhibit 99.2

                     Mentor Graphics Provides 2004 Outlook

    WILSONVILLE, Ore.--(BUSINESS WIRE)--Jan. 27, 2004--Mentor Graphics Corporation (Nasdaq:MENT) today released its detailed 2004 outlook. For 2004, Mentor currently expects total revenue of $722 million, split $165 million in the first quarter, $170 million in each of the second and third quarters and $217 million in the fourth.
    Gross margin, before amortization of goodwill, should run approximately 85% during the first half of the year, increasing to 86% in the third quarter and 88% in the fourth. On a GAAP basis, gross margin should run approximately 84% during the first half of the year, increasing to 85% in the third quarter and 87% in the fourth.
    Operating expense, excluding amortization of intangibles, is forecasted at $132 million in Q1 and Q2, $134 million in Q3 and $139 million in Q4. Mentor expects GAAP operating expenses of $133 million in Q1 and Q2, $135 million in Q3 and $140 million in Q4. Other income and expense is expected to average an expense of $3.5 million per quarter. The tax rate, both GAAP and earnings before goodwill (EBG), is expected to be 17%.
    Mentor expects EBG earnings per share of 5 cents in Q1, 10 cents in Q2 and Q3 and 55 cents in Q4, while GAAP earnings per share should be 2 cents, 6 cents, 6 cents and 51 cents Q1 through Q4 respectively. For 2004, diluted shares outstanding are expected to be approximately 73 million.

    About Mentor Graphics

    Mentor Graphics Corporation (Nasdaq: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $675 million and employs approximately 3,700 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777; Silicon Valley headquarters are located at 1001 Ridder Park Drive, San Jose, California 95131-2314. World Wide Web site: http://www.mentor.com/.

    In the calculation of earnings, gross margin and operating expenses before amortization of acquired intangibles and special charges, Mentor Graphics excludes amortization of acquired intangibles and write-offs of in-process R&D from acquisitions. Also excluded are non-operating and non-recurring items classified as special charges such as restructure expenses and asset impairments. These excluded items are generally infrequent, less predictable and are often non-cash in nature. Mentor Graphics believes that excluding these items provides investors with a representation of its core performance, and a pro forma base line for assessing the future earnings potential of Mentor Graphics.
    These pro forma measures should be assessed in conjunction with GAAP earnings measures for a more complete understanding of the Company's results. Since pro forma measures exclude certain items, differences in earnings from GAAP can be significant; Mentor Graphics management evaluates its performance under both measures for a complete understanding of its results. Investors are encouraged to review both measures for their evaluations and consider the GAAP earnings measures as the most complete measure of Mentor Graphics' overall performance.
    Statements in this press release regarding the Company's outlook for future periods constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the Company's ability to continue selling products and services during the continuing slowdown in the electronics industry; (ii) the Company's ability to manage expenses during the current slowdown in the electronics industry; (iii) changes in accounting or reporting rules or interpretations, changes in the tax environment worldwide, limitations on repatriation of earnings, licensing and intellectual property rights protection; (iv) effects of the increasing volatility of foreign currency fluctuations on the Company's business and operating results; (v) the Company's ability to successfully offer products and services that compete in the highly competitive and dynamic EDA industry including the risk that the Company's technology, products or inventory become obsolete; (vi) the overall instability of diverse economies, including changes in regional or worldwide economic or political conditions, government trade restrictions, or war in the Middle East or elsewhere (vii) the Company's ability to successfully integrate and manage its recent and future acquisitions, and (viii) effects of unanticipated shifts in product mix on gross margin and unanticipated shifts in geographic mix on the overall tax rate, all as may be discussed in more detail under the heading "Factors That May Affect Future Results and Financial Condition" in the Company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding outlook do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.


Mentor Graphics Corporation
As of January 27, 2004
Reconciliation of Forward Looking Diluted Net Income per Share Between GAAP and Earnings Before Amortization of Acquired Intangibles and
Special Charges
(Unaudited)
$ in Millions except per share data

                               Q1 2004                       Q1 2004
                                GAAP         Adjustments    Pro Forma
                            -------------  ---------------  ----------
Revenue                             $165            -            $165
Gross Margin                          84%           1%(a)          85%
Operating Expense                   $133           $1 (b)        $132
Other Income & Expense             ($3.5)           -           ($3.5)
Diluted earnings per share         $0.02        $0.03           $0.05

                               Q2 2004                       Q2 2004
                                GAAP         Adjustments    Pro Forma
                            -------------  ---------------  ----------
Revenue                             $170            -            $170
Gross Margin                          84%           1%(a)          85%
Operating Expense                   $133           $1 (b)        $132
Other Income & Expense             ($3.5)           -           ($3.5)
Diluted earnings per share         $0.06        $0.04           $0.10

                               Q3 2004                       Q3 2004
                                GAAP         Adjustments    Pro Forma
                            -------------  ---------------  ----------
Revenue                             $170            -            $170
Gross Margin                          85%           1%(a)          86%
Operating Expense                   $135           $1 (b)        $134
Other Income & Expense             ($3.5)           -           ($3.5)
Diluted earnings per share         $0.06        $0.04           $0.10

                               Q4 2004                       Q4 2004
                                GAAP         Adjustments    Pro Forma
                            -------------  ---------------  ----------
Revenue                             $217            -            $217
Gross Margin                          87%           1%(a)          88%
Operating Expense                   $140           $1 (b)        $139
Other Income & Expense             ($3.5)           -           ($3.5)
Diluted earnings per share         $0.51        $0.04           $0.55

(a) Amortization of purchased technology (in cost of revenues)
(b) Amortization of intangible assets (in operating expense)



    CONTACT: Mentor Graphics Corporation
             Ryerson Schwark, 503-685-1462
             ry_schwark@mentor.com
             or
             Mentor Graphics Corporation
             Dennis Weldon, 503-685-1462
             dennis_weldon@mentor.com